SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.   )

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Mediware Information Systems, Inc.
(Name of Registrant as Specified In Its Charter)

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MEDIWARE INFORMATION SYSTEMS, INC.
11711 West 79th Street
Lenexa, KS  66214
(913) 307-1000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON DECEMBER 2, 2010

TO THE SHAREHOLDERS OF MEDIWARE INFORMATION SYSTEMS, INC.:

Notice is hereby given that the Annual Meeting (the “Annual Meeting”) of the Shareholders of Mediware Information Systems, Inc. (“Mediware”) will be held on December 2, 2010, at 111 East 48th Street, New York, NY 10017 (InterContinental New York Barclay Hotel), 10:00 A.M., New York City time, and at any adjournments or postponements thereof, for the following purposes:

1.	To elect three Class I directors to hold office for a three-year term;

2.	To consider and vote upon the ratification of the appointment of EisnerAmper LLP as the independent registered public accounting firm of Mediware for the fiscal year ended June 30, 2011; and

3.	To transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

The Board of Directors has fixed the close of business on October 15, 2010 as the record date for the Annual Meeting.  Only holders of Mediware’s common stock of record at that time are entitled to notice of and to vote at the Annual Meeting or any postponement or adjournment thereof.

The enclosed proxy is solicited by the Board of Directors of Mediware.  Further information regarding the matters to be acted upon during the Annual Meeting is contained in the attached Proxy Statement.

MANAGEMENT HOPES THAT YOU WILL ATTEND THE ANNUAL MEETING IN PERSON.  IN ANY EVENT, PLEASE MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD PROMPTLY IN THE RETURN POSTAGE-PAID ENVELOPE TO ASSURE THAT YOU ARE REPRESENTED AT THE ANNUAL MEETING.  SHAREHOLDERS WHO ATTEND THE ANNUAL MEETING IN PERSON MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE RETURNED THE PROXY CARD.

By Order of the Board of Directors

/s/ Lawrence Auriana
Lawrence Auriana
Chairman of the Board of Directors
October 22, 2010

MEDIWARE INFORMATION SYSTEMS, INC.
11711 West 79th Street
Lenexa, KS  66214

PROXY STATEMENT

October 22, 2010

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Mediware Information Systems, Inc. (“Mediware” or the “Company”) to be voted at the Annual Meeting of Shareholders of Mediware (the “Annual Meeting”) to be held on December 2, 2010, at 111 East 48th Street, New York, NY 10017 (InterContinental New York Barclay Hotel), 10:00 A.M., New York City time, and any postponement or adjournment thereof.  This Proxy Statement, the foregoing notice and the enclosed proxy card are first being sent to Mediware’s shareholders on or about October 22, 2010.

Proxies are being solicited by the Board of Directors of Mediware with respect to the election of three Class I directors (“Proposal One”), and the proposal to ratify the appointment of EisnerAmper LLP as the independent registered public accounting firm of Mediware for the fiscal year ended June 30, 2011 (“Proposal Two”).

Please complete, sign, date and return the enclosed proxy card.  The proxy solicited hereby may be revoked at any time by executing and delivering a proxy of a later date, by delivering written notice of revocation to Robert C. Weber, Secretary, Mediware Information Systems, Inc., 11711 West 79th Street, Lenexa, KS 66214, or by attending the Annual Meeting and stating your intention to vote in person.  Properly executed, delivered and unrevoked proxies in the form enclosed will be voted at the Annual Meeting or any postponement or adjournment thereof in accordance with the directions thereon.  In the absence of such directions, all proxies received pursuant to this solicitation will be voted in favor of the election of the nominees named in Proposal One and in favor of Proposal Two.

The only class of voting securities of Mediware is its common stock, par value $.10 per share (“Common Stock”), of which 8,014,942 shares were outstanding on October 15, 2010, each entitled to one vote.  Only shareholders of record at the close of business on October 15, 2010 (the “Record Date”) are entitled to vote at the Annual Meeting.

The holders of a majority of the issued and outstanding shares of Common Stock entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.  The favorable vote of the holders of a plurality of the votes cast at the Annual Meeting by the holders of shares entitled to vote is required for the election of each director.  Therefore, the nominees for director who receive the most votes will be elected.  The favorable vote of the holders of a majority of the votes cast at the Annual Meeting by the holders of shares entitled to vote is required for the approval of the ratification of the appointment of Mediware’s independent registered public accounting firm.

Brokers and other fiduciaries holding shares on behalf of their account holders generally may vote on routine matters, such as the ratification of an independent public accounting firm, but may not vote on non-routine matters unless they have received voting instructions from the person for whom they are holding shares. The election of our directors is now considered a non-routine matter. Therefore, if you do not provide directions to your broker as to how you want your shares voted, your broker is not permitted to vote on Proposal One. If there is a non-routine matter presented to shareholders at the meeting and your broker or fiduciary does not receive instructions from you on how to vote on that matter, your broker or fiduciary will return the proxy card to us, indicating that he or she does not have the authority to vote on that matter. This is generally referred to as a “broker non-vote” and may affect the outcome of the voting on those matters.

Abstentions will not constitute votes cast.  Any broker non-votes will have the effect of an abstention.

CORPORATE GOVERNANCE

Mediware is required to have a Board of Directors, a majority of whom are “independent” as defined by the listing standards of Nasdaq Stock Market (“Nasdaq”) and to disclose in the proxy statement for each Annual Meeting those directors that the Board of Directors has determined to be independent.  Based on such definition, the Board of Directors has determined that all directors are independent other than Mr. Auriana, Mediware’s largest shareholder and Chairman of the Board, Mr. T. Kelly Mann, Mediware’s President and Chief Executive Officer, and The Honorable Richard Greco.

Mediware has an ongoing commitment to good governance and business practices.  In furtherance of this commitment, it monitors developments in the area of corporate governance and reviews its policies and procedures in light of such developments.  Mediware complies with the rules and regulations promulgated by the Securities and Exchange Commission (“SEC”) and Nasdaq.  Mediware expects to continue to implement other, non-requisite corporate governance practices it believes are in the best interests of Mediware and its shareholders.

Leadership Structure

The Board of Directors has determined that, currently, the most effective leadership structure is to have a separate Chairman of the Board of Directors and Chief Executive Officer as it enables us the best access to the judgments and experience of both individuals while providing a mechanism for the Board’s independent oversight of management.  As a result, the Chairman presides over the meetings of the Board of Directors and the shareholders, and the Chief Executive Officer is allowed more time to focus energies on the management of the Company’s business.  The Board of Directors has maintained the separation of these positions for more than a decade.  However, the Board of Directors believes it is important to retain its flexibility to allocate the responsibilities of the offices of the Chairman of the Board of Directors (the “Chairman”) and the Chief Executive Officer in any way that is in the best interests of the Company at the time.  The Board of Directors believes that the decision as to who should serve as Chairman and Chief Executive Officer, and whether the offices should be combined or separate, should be assessed periodically by the Board of Directors.  The Board of Directors should not be constrained by a rigid policy mandating that such positions be separate or combined.

Code of Ethics

Mediware has adopted a Code of Conduct and Ethics that applies to all of its directors, officers (including its Chief Executive Officer, Chief Financial Officer, Controller and any person performing similar functions) and employees.  This Code of Conduct and Ethics is available at the investor relations page of Mediware’s website at www.mediware.com.  Mediware intends to reflect any amendments to this Code of Conduct and Ethics or waivers of this Code of Conduct and Ethics concerning its principal officers at such page of the website.

The Audit Committee has established procedures for the receipt and handling of complaints received by Mediware regarding accounting, internal accounting controls or auditing matters, and to allow for the confidential submission by employees of concerns regarding auditing or accounting matters.

Risk Oversight

Risk is an important part of the deliberations of the Board of Directors and its committees throughout the year.  The Audit Committee of the Board of Directors receives quarterly reports from management regarding specific risks that management identifies as important for the Board of Directors’ review and input.  Based on the information provided, the Audit Committee reports to the Board of Directors about its deliberations and findings.  As a consequence of this process, the Board of Directors is well positioned to oversee and help formulate Mediware’s strategic plan, while taking into account the Company’s risk profile.  The Board does not believe that its risk oversight is affected by whether the Chairman of the Board of Directors and Chief Executive Officer positions are separate or combined.

Nomination of Directors

Mediware does not have a standing nominating committee or a formal nominating committee charter.  Currently, the independent members of the Board, rather than a nominating committee, approve or recommend to the full Board those persons to be nominated. The Board believes that the current method of nominating directors is appropriate because it allows each independent board member input into the nomination process, and does not unnecessarily restrict the input that might be provided from an independent director who could be excluded from a committee.  As indicated above, five of the eight directors are currently independent.  Furthermore, the Board has adopted by resolution a director nomination policy.  The purpose of the policy is to describe the process by which candidates for inclusion in Mediware’s recommended slate of director nominees are selected.  The director nomination policy is administered by the Board.  Many of the benefits that would otherwise come from a written committee charter are provided by this policy.

Under this policy, absent special circumstances, a change in the criteria for Board membership or an affirmative determination by the Board for some other reason that an individual should not be renominated, the incumbent directors who continue to be qualified for Board service and are willing to continue as directors will be renominated.  If the Board thinks it is in the best interest of Mediware to nominate a new individual for director in connection with an Annual Meeting of Shareholders or to fill a vacancy, the Board will seek potential candidates for Board appointments who meet criteria for selection as a nominee and have the specific qualities or skills being sought.  Director candidates will be selected based on input from members of the Board, senior management of Mediware and, if deemed appropriate, a third-party search firm.

Candidates for Board membership must possess the background, skills and expertise to make significant contributions to the Board, to Mediware and its shareholders.  Desired qualities to be considered include substantial experience in business or administrative activities; breadth of knowledge about issues affecting Mediware; and ability and willingness to contribute special competencies to Board activities.  The independent members of the Board also consider whether members and potential members are independent under the Nasdaq listing standards and SEC rules.  In addition, candidates should possess the following attributes: personal integrity; absence of conflicts of interest that might impede the proper performance of the responsibilities of a director; ability to apply sound and independent business judgment; sufficient time to devote to Board and Mediware matters; ability to fairly and equally represent all shareholders; reputation and achievement in other areas; and diversity of viewpoints, background and experiences.  Mediware does not currently have a formal policy relating to gender or racial diversity on the Board of Directors.

The Board of Directors intends to review the director nomination policy from time to time to consider whether modifications to the policy may be advisable as Mediware’s needs and circumstances evolve, and as applicable legal or listing standards change.  The Board, in its sole discretion, may amend the director nomination policy at any time.

The Board will consider director candidates recommended by shareholders and will evaluate such director candidates on the basis of the director nomination policy described above. Recommendations must be in writing and mailed to Mediware Information Systems, Inc., 11711 West 79th Street, Lenexa, KS 66214, Attention:  Robert Weber, Secretary, and include all information regarding the candidate as would be required to be included in a proxy statement filed pursuant to the proxy rules promulgated by the SEC if the candidate were nominated by the Board of Directors (including the candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected).  The shareholder giving notice must provide (i) his or her name and address, as they appear on Mediware’s books, and (ii) the number of shares of Mediware which are beneficially owned by such shareholder, including any hedges regarding the owned shares.  Mediware may require any proposed nominee to furnish such other information it may require to be set forth in a shareholder’s notice of nomination which pertains to the nominee.

In order for a stockholder to nominate a candidate for election as a director at an Annual Meeting of Shareholders of Mediware, notice must be given in accordance with the By-Laws of the Company to the Secretary of the Company not more than 150 days nor less than 120 days prior to the first anniversary of the preceding year’s Annual Meeting. The fact that the Company may not insist upon compliance with the requirements contained in its By-Laws should not be construed as a waiver by the Company of its right to do so at any time in the future.

Communications with Directors

Shareholders and other interested parties may communicate directly with the Board of Directors, with the independent directors or with a specific Board member, by writing to the Board (or the independent directors or a specific Board member) and delivering the communication in person or by mail to: Mediware Information Systems, Inc., Board of Directors, Privileged & Confidential, c/o Robert Weber, Secretary, Mediware Information Systems, Inc., 11711 West 79th Street, Lenexa, KS 66214.  The current independent directors are: Messrs. Clark, Coelho, Gorman, Nordlicht and Sanville.  Correspondence addressed to the independent directors as a group, or to a specific Board member, will be forwarded to them as soon as practicable.  From time to time, the Board of Directors may change the process by which shareholders may communicate confidential information with the Board of Directors or its members.  Any changes in this process will be posted on Mediware’s website or otherwise publicly disclosed.

Board Attendance at Annual Meeting of Shareholders

Mediware does not currently have a formal policy regarding director attendance at the Annual Meeting of Shareholders.  It is, however, expected that the directors will be in attendance.  Six directors attended Mediware’s Annual Meeting of Shareholders held on December 3, 2009.

BOARD MEETINGS AND COMMITTEES

The Board of Directors met five times during the fiscal year ended June 30, 2010.  All of the directors attended, during their terms of service, in the aggregate at least seventy-five percent of all of the meetings of the Board of Directors and all of the meetings of the Committees on which they served.

In compliance with requirements of the Nasdaq listing standards, the independent directors of the Board of Directors met four times in executive session during the fiscal year ending June 30, 2010.

Mediware has a separately-designated standing audit committee.  The members of the Audit Committee were Messrs. Clark and Sanville and Dr. Gorman for the fiscal year 2010.  The Board of Directors has determined that each member of the Audit Committee is “independent” not only under the Nasdaq listing standards but also under SEC rules.  Furthermore, the Board of Directors has determined that all members of the Audit Committee are financially literate and independent under the applicable SEC and Nasdaq listing standards and that Mr. Sanville is an “audit committee financial expert” as defined in the SEC rules.  The Audit Committee met six times during the fiscal year ended June 30, 2010.

The Audit Committee’s duties and responsibilities are fully described in a written charter. The Audit Committee charter was adopted by the Board of Directors and reflects standards set forth in SEC regulations and the Nasdaq listing standards as well as the relevant provisions of the Sarbanes-Oxley Act of 2002.  This charter has been assessed by the Audit Committee within the last year and deemed adequate. The Audit Committee charter is accessible at the investor relations pages of the Company’s website at www.mediware.com. In accordance with its written charter, the Audit Committee fulfills its responsibility to monitor the integrity of the accounting, auditing and financial reporting practices of Mediware.  Typically, for each fiscal year, the Audit Committee selects the independent registered public accounting firm to audit the financial statements of Mediware and its subsidiaries and such selection is subsequently presented to Mediware’s shareholders for ratification.

The Compensation Committee determines the compensation of senior executives of Mediware, including the Chief Executive Officer, and administers Mediware’s policies and plans governing annual and long-term compensation.  The members of the Compensation Committee were originally Messrs. Clark, Sanville, Coelho and Greco for the fiscal year 2010.  Mr. Greco’s term expired in the middle of fiscal 2010, and he was not replaced.   The Compensation Committee met five times during the fiscal year ended June 30, 2010.  The Compensation Committee charter is accessible at the investor relations pages of the Company’s website at www.mediware.com.

The Executive Committee was originally comprised of Messrs. Auriana, Coelho, Greco and Nordlicht for the fiscal year 2010.  The Board of Directors reduced the size of the Compensation Committee during fiscal 2010 from four to three members.  The three remaining members of the Executive Committee were Messrs. Auriana, Coelho and Nordlicht.  The Board of Directors has delegated to the Executive Committee all authority not specifically reserved to the full Board of Directors by statute.  The Executive Committee met five times during the fiscal year ended June 30, 2010.

DIRECTOR COMPENSATION

Employee directors do not receive additional compensation for director services.  Each non-employee director received a $10,000 cash retainer for their services during fiscal year 2010 except that the Chairman of the Board of Directors received a $20,000 cash retainer.  In addition, each non-employee director was granted 1,359 shares of restricted stock, which had a $10,000 value on the date of grant.  These shares vested on June 30, 2010.  Each non-employee director also received $1,000 for each Board meeting attended.  The members of the Compensation Committee received a $7,500 cash retainer and $1,500 for each meeting attended and the Chairman of the Compensation Committee received a $10,000 cash retainer and $2,500 for each meeting attended.  The members of the Audit Committee received a $12,000 cash retainer and $1,500 for each meeting attended. The Chairman of the Audit Committee received a $20,000 cash retainer and $2,500 for each meeting attended.  The members of the Executive Committee received a $4,000 cash retainer and $1,500 for each meeting attended.  The Chairman of the Executive Committee received a $10,000 cash retainer and $2,500 for each meeting attended.  Additionally, Mediware pays meeting fees to committee members for meetings with management and other committee work sessions from time to time.  Mr. Auriana, the Chairman of the Board, waived his cash fees for meeting attendance during fiscal 2010.

The following table sets forth the compensation earned by non-employee directors during fiscal 2010.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)		Total ($)

Lawrence Auriana(1)	24,000	10,000	(2)	34,000
Roger Clark(1)	55,500	10,000	(2)	65,500
Philip Coelho(1)	54,500	10,000	(2)	64,500
John Gorman(1)	33,000	10,000	(2)	43,000
Richard Greco	46,500	10,000	(2)	56,500
Ira Nordlicht(1)	42,500	10,000	(2)	52,500
Robert Sanville(1)	69,500	10,000	(2)	79,500
_______________

(1)
As of June 30, 2010, the aggregate number of outstanding option awards held by each director was as follows: Mr. Auriana 67,500, Mr. Clark 25,500, Mr. Coelho 17,000, Dr. Gorman 25,500, Mr. Greco 0, Mr. Nordlicht 0, and Mr. Sanville 29,750.

(2)
These amounts reflect a single grant to such director with the reported grant date fair value calculated pursuant to Financial Accounting Standards Board (“FASB”) ASC 718 that was made January 1, 2010 and vested June 30, 2010.  Refer to the Notes to the Consolidated Financial Statements included in the Annual Report on Form 10-K for the fiscal year ended June 30, 2010 for the relevant assumptions used to determine the valuation of our equity compensation awards.

EXECUTIVE OFFICERS

The executive officers of Mediware are as follows:

Lawrence Auriana, age 66, Chairman of the Board.  Mr. Auriana has been Chairman of the Board of Mediware since 1986 and a director since 1983.  He has been a Wall Street analyst, money manager and venture capitalist for over 20 years.  He is currently a director and Portfolio Co-Manager of Federated Kaufmann Fund.  He received a B.A. degree from Fordham University, studied at New York University Graduate School of Business, and is a senior member of The New York Society of Securities Analysts.  Mr. Auriana serves on the Executive Committee of the Board of Directors.

Thomas Kelly Mann, age 51, Chief Executive Officer and President.  Mr. Mann joined the Company in September 2007.  He brings 24 years of healthcare, technology and management experience to Mediware.  Prior to joining Mediware, from March 2007 to September 2007, Mr. Mann served as the Senior Vice President of Marketing for 3M Corporation’s Health Information Systems, Inc. Prior to that time, Mr. Mann served as the Division’s National Sales and Marketing Director from 2003 to 2007 and from 2001 to 2003, he was the Division’s Six Sigma Master Black Belt.

Michael Martens, age 43, Chief Financial Officer.  Mr. Martens joined the Company in February 2010. Prior to joining the Company, Mr. Martens was employed by Euronet Worldwide, Inc. (“Euronet”) since June 2004 where he held a variety of different roles including Chief Financial Officer of the company’s money transfer division from September 2009.  Mr. Martens served as Euronet’s Corporate Treasurer from March 2006 to August 2009, and Corporate Controller from June 2004 to March 2006.  Mr. Martens’s prior experience also includes financial positions at Cerner Corporation and Sprint Corporation as well as three years of public accounting experience at Price Waterhouse during which time he was a licensed Certified Public Accountant.  Mr. Martens earned his Bachelor’s degree in Accounting from the University of Iowa.

Robert C. Weber, age 39, Senior Vice-President, Chief Legal Officer, General Counsel and Secretary.  Mr. Weber joined Mediware in January 2004.  Prior to joining Mediware, he was corporate counsel of Epic Systems, a private medical records software company.  Mr. Weber also served with domestic and international law firms, most recently in the Chicago office of Skadden, Arps, Slate, Meagher & Flom and Jenner & Block where he specialized in asset and stock sale agreements and private equity investments.  He earned his B.A. degree with distinction at the University of Wisconsin and a J.D. degree at the University of Wisconsin School of Law, where he graduated Cum Laude.

John Damgaard, age 41, Senior Vice President and Chief Operating Officer.  On June 29, 2007, Mr. Damgaard became the Chief Operating Officer of Mediware. Prior to that time, Mr. Damgaard served as Vice President and General Manager of Mediware’s Blood Management Division since March 26, 2006 after having joined Mediware on March 3, 2003 to serve as chief operating officer of the Company’s Blood Management Division.  From 1997 to 2003, Mr. Damgaard served as Vice President of Operations and Principal with CGN and Associates, Inc. (“CGN”), a professional services firm providing business performance improvement services to large healthcare, financial services, and manufacturing clients.  Prior to CGN, Mr. Damgaard held various management and technical positions within Maytag Corporation and IBM.  Mr. Damgaard earned an MBA with distinction from Bradley University as well as a Bachelor of Arts in Mathematics and Computer Science from the University of Northern Iowa, as a Presidential Scholar.

Robert Tysall-Blay, age 53 Chief Executive of JAC Computer Services Ltd. Mr. Blay joined Mediware in June 2003.  Mr. Blay has extensive experience in the healthcare field, including 10 years in medical lab science within the UK’s National Health Service, and 20 years in sales and marketing of healthcare IT systems.  In 1993, Mr. Blay joined Misys Healthcare Systems International (formerly Sunquest Information Systems) where he worked in positions of increasing responsibility until May 2003. Mr. Blay served as the sales and marketing manager during 2002 and as the UK managing director in 2003.  Working primarily for US-based companies, he gained healthcare experience in seven countries including the US, UK, Germany, France, Denmark and the Middle East.  His healthcare IT experience includes the areas of lab, radiology, PACS, pharmacy, decision support and electronic patient record systems.

Alan Wittmer, age 52, Senior Vice President.  Mr. Wittmer joined Mediware in September 2009.  Mr. Wittmer has more than 19 years of experience in various healthcare information technology companies, including serving as the Vice President of Business Development for 3M Corporation’s Health Information Systems division from 2002 until August 2009. In addition to more than a decade at 3M, Mr. Wittmer was one of two executives who launched PACE Health Management Systems where he led the development of an advanced bedside charting system for acute care hospitals. Prior to his employment at PACE Mr. Wittmer worked for Motorola, AT&T and Digital Equipment Corporation in various sales and marketing roles.  Mr. Wittmer received his B.A. in Agricultural Business Administration from the University of Minnesota.

EXECUTIVE COMPENSATION

The following table sets forth all compensation paid or equity awarded by Mediware to our Chief Executive Officer and the two other most highly compensated executive officers for the fiscal years ended June 30, 2010 and 2009.

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)(2)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation($)	Total ($)

T. Kelly Mann	2010	360,000	--	--	--	191,566	5,292(3)	556,858
President and Chief	2009	360,000	--	--	--	157,640	12,956(3)	530,596
Executive Officer

John Damgaard	2010	226,154	--	122,213	88,825	119,325	5,121(4)	561,638
Senior Vice President and	2009	225,000	--	--	--	97,312	8,658(4)	330,970
Chief Operating Officer

Robert C. Weber	2010	213,877	10,000 (5)	79,150	104,205	114,940	8,068(6)	530,240
Senior Vice President,	2009	210,000	5,000 (5)	--	--	90,235	7,794(6)	313,029
Chief Legal Officer and
General Counsel

(1)
Stock award and option award amounts equal the grant date fair value pursuant to ASC 718 for grants deemed to occur in fiscal 2010 pursuant to ASC 718.  Refer to the Notes to the Consolidated Financial Statements included in the Annual Report on Form 10-K for the fiscal year ended June 30, 2010 for the relevant assumptions used to determine the valuation of our equity compensation awards.

(2)
All reflected stock award grants have vesting which is subject to market or performance conditions.  Awards made in fiscal 2010 with market and performance conditions relating to fiscal 2011 and 2012 are not deemed granted in fiscal 2010 pursuant ASC 718.  Reported amounts are grant date fair values based upon outcomes considered probable and excluding the effect of estimated forfeitures.  The maximum amounts for the first year tranche of the three year awards are $396,625 in the case of Mr. Mann, $122,213 in the case of Mr. Damgaard, $79,150 in the case of Mr. Weber.  Mr. Mann was granted restricted stock and stock options on July 1, 2011, the first day of the new fiscal year.

(3)	Mr. Mann received contributions to Mediware’s 401(k) plan of $5,094 and $5,818 and company-paid life insurance premiums of $198 and $168 during fiscal 2010 and 2009, respectively.

(4)	Mr. Damgaard received contributions to Mediware’s 401(k) plan of $4,923, and $4,469, and company-paid life insurance premiums of $198 and $168 during fiscal 2010 and 2009, respectively.

(5)	Mr. Weber was awarded a special “spot bonus” for achievements relating to the completion of certain acquisitions during fiscal 2010 and fiscal 2009.

(5)	Mr. Weber received contributions to Mediware’s 401(k) plan of $4,278 and $4,200, and company-paid life and disability insurance premiums of $3,790 and $3,594 during fiscal 2010 and 2009, respectively.

Named Executive Officer Compensation Arrangements for Fiscal Years 2009 and 2010

The compensation of our named executive officers is articulated in their employment agreements and equity grants made under our 2003 Equity Incentive Plan.  Our Compensation Committee retains the discretion to set performance targets for payments of annual bonuses.

Mediware entered into an Employment Agreement with Mr. Mann effective upon his appointment as President and Chief Executive Officer during fiscal 2008 to reflect the terms and conditions of his employment.  The employment agreement provided for an annual base salary of $360,000 (subject to annual review) and a bonus of up to $175,000 per year.  Eighty percent of the bonus for the fiscal year ended June 30, 2009 and all of the bonus for the fiscal year ended June 30, 2010 was payable at the sole discretion of the Board of Directors.  Mr. Mann (and the other named executive officers) was awarded for fiscal year 2010 a bonus greater than the contractual maximum amount because the company's performance far exceeded the goals set by the Compensation Committee.  Mr. Mann was also entitled to participate in any plans and programs made available to the executive employees of Mediware generally.

Mr. Mann was granted 100,000 non-qualified stock options under Mediware’s 2003 Equity Incentive Plan, with an exercise price equal to fair market value on the date of grant, which vest in equal installments on the first four anniversaries of September 4, 2007, or immediately upon the acquisition of Mediware.  Mr. Mann was also granted 115,000 restricted shares of Mediware’s common stock under Mediware’s 2003 Equity Incentive Plan.

Mr. Mann also agreed to a twelve month post-termination covenant not-to-compete, as well as other customary covenants concerning non-solicitation and non-disclosure of confidential information of Mediware.

During fiscal 2008, Mr. Damgaard agreed to serve as our Chief Operating Officer and we entered into an amended and restated employment agreement reflecting the terms and conditions of his employment in his new position.

The agreement provided for an annual base salary of $225,000 (subject to annual review) and a discretionary bonus of up to 50% of the then-current base salary per year based on Mr. Damgaard’s meeting performance criteria established by the Company’s Chief Executive Officer.  Mr. Damgaard was entitled to participate in or receive benefits under any and all plans and programs made available to executive employees of the Company generally.

Mr. Damgaard received 45,000 restricted shares of the Company’s common stock (the “Performance Shares”), under the Company’s 2003 Equity Incentive Plan.  Mr. Damgaard was also granted 30,000 non-qualified stock options under the Company’s 2003 Equity Incentive Plan, which vested in equal installments on the first three anniversaries of the date of grant.

Mr. Damgaard agreed to a one-year post-termination covenant not-to-compete (or six months if he is terminated without cause), as well as other customary covenants concerning non-solicitation and non-disclosure of confidential information of the Company.

During fiscal 2005, the Company entered into an employment agreement with Mr. Weber, when he became our Senior Vice President, Chief Legal Officer and General Counsel.  The agreement provided for an annual base salary of $175,000 (subject to annual review). Mr. Weber was also eligible to receive a bonus of up to $87,500 per year.  In fiscal 2008, Mr. Weber's base salary was increased to $210,000 and his bonus eligibility was raised to $105,000.

In the same fiscal year, Mr. Weber received 25,000 restricted shares of the Company’s common stock under the Company’s 2003 Equity Incentive Plan. Mr. Weber was also granted 30,000 non-qualified stock options under the Company’s 2003 Equity Incentive Plan, which vested in equal installments on the first three anniversaries of the date of grant.

Mr. Weber agreed to a 1 year non-compete covenant following the date of termination of Mr. Weber's employment with the Company, unless Mr. Weber is terminated without cause or the agreement was not renewed by the Company, as well as other customary covenants concerning non-solicitation and non-disclosure of confidential information of the Company.

On May 7, 2010, Mediware entered into new employment agreements with each of Messrs. Mann, Damgaard and Weber.  Mr. Weber's new employment agreement became effective May 1, 2010, and his base salary for the last two months of fiscal year 2010 was paid at that agreement's annual rate of $235,200.  Mr. Damgaard's new employment agreement became effective June 1, 2010, and his base salary for the last month of fiscal year 2010 was paid at that agreement's annual rate of $240,750.  Mr. Mann's new agreement did not become effective until July 1, 2010, the beginning of fiscal year 2011.

Following the hiring of Mr. Mann in fiscal 2008, the Compensation Committee developed an incentive compensation program designed to align the financial incentives of our named executive officers for a period of three years.

Each of these fiscal 2008 restricted stock grants contained a substantial performance element as well as a time-based element.  Grants made to Messrs. Mann and Weber each provided for 25% of the total number of restricted shares to be subject to time-based vesting, while a grant made to Mr. Damgaard subjected 50% of the total number of shares to time-based vesting. For each of these executive officers other than Mr. Mann, time-based vesting was achieved in equal annual amounts over a three-year period through the 2010 fiscal year.  The restricted shares of Mr. Mann that are subject to time based-vesting were weighted over a three-year period ending upon the filing of our Annual Report on Form 10-K for fiscal 2010.

The vesting of the remaining portion of restricted stock awards granted to each named executive officer was subject to specified performance metrics.  Company performance targets for fiscal 2009 were not fully achieved so some but not all of the restricted stock awards tied to fiscal 2009 performance did not vest. For fiscal 2010, the performance targets were earnings per share target of $.25 per share, a free cash flow (excluding acquisitions) target of $3.82 million and a total revenue target of $43.46 million.  Each target was achieved and all of the applicable performance shares vested.  Of the 127,500 shares subject to performance vesting granted in fiscal year 2008 to the named executive officers, 122,195 shares vested and the remainder were forfeited.

During fiscal 2010, the Company made new market and performance-based grants of restricted stock to Messrs. Damgaard and Weber (Mr. Mann received a similar award on the first day of fiscal 2011).  One-ninth of the shares granted vest on each of June 30, 2011, June 30, 2012 and June 30, 2013, respectively, if the price of Mediware's common stock has increased ten percent (10%) from the prior fiscal year.  The remaining two-thirds of the award vest upon the filing of Mediware's Annual Report on Form 10-K, in increments of two-ninths of the total number for each of the next three fiscal years, if our Compensation Committee determines that performance metrics set by it are achieved. For accounting purposes, only one-third of these awards were deemed granted during fiscal 2010.  All unvested shares are forfeited upon termination of the named executive officer's employment or if the shares do not vest in accordance with the applicable performance metrics

Stock option grants provide value only if the value of the stock increases after the time of the grant, and the Compensation Committee elected to grant options to the named executive officers that vest upon continued employment.  Each of Messrs. Damgaard and Weber were granted during fiscal 2010 options that vest over a four- year period.  Mr. Mann was granted a four-year option on the first day of fiscal 2011.  During fiscal year 2010, options for 20,000 shares held by Mr. Damgaard and 30,000 shares held by Mr. Weber expired without exercise.  Messrs. Mann, Damgaard and Weber were not granted any options during fiscal year 2009 though previously granted options vested during the year.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth certain information as of June 30, 2010 regarding outstanding awards that have been granted but have not been exercised, in the case of options, or have not vested, in the case of restricted stock by the named executive officers.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)(1)

T. Kelly Mann	50,000	50,000	$6.85	9/4/2012 (2)	--	--
	--	--	--		12,500	112,500	37,500	(3)	337,500

John Damgaard	30,000	--	7.18	6/29/2017	--	--	--		--
	12,500	12,500	$6.51	2/13/2013 (4)	--	--	--		--
	--	25,000	$9.24	6/1/2015 (5)	--	--	--		--
					--	--	45,000	(6)	405,000
	--	--	--	--	--	--

Robert C. Weber	30,000	--	13.73	1/26/2014	--	--	--		--
	10,000	--	$8.08	11/3/2011	--	--	--		--
	15,000	15,000	$6.88	1/31/2013 (7)	--	--	--		--
	--	30,000	$8.94	5/1/2015 (5)	--	--	--		--
				--	--	--	6,250	(3)	56,250
				--	--	--	30,000	(6)	270,000

(1)
The dollar amounts shown in this column are approximately equal to the product of the number of unvested restricted shares reported in the preceding column multiplied by $9.00, the closing price of our common stock as reported by Nasdaq on June 30, 2010, the last trading day of the fiscal year.  This valuation does not take into account any diminution in value that results from the restrictions applicable to these shares.

(2)	Options vest in four equal annual installments beginning on September 4, 2008.

(3)	Restricted stock vests upon filing of the Annual Report on Form 10-K for fiscal 2010 upon the achievement of certain performance criteria. These shares vested upon such filing.

(4)	Options vest in four equal installments annually beginning February 13, 2009.

(5)	Options vest in four equal installments annually beginning May 1, 2011.

(6)
Restricted stock vests in part at year-end fiscal 2011, 2012 and 2013 if target stock price increases are achieved on such dates and in part upon filing of the Annual Report on Form 10-K for fiscal 2011, 2012 and 2013 upon the achievement of certain performance criteria.

(7)	Options vest in four equal annual installments beginning on January 31, 2009.

Potential Payments Upon Termination or Change in Control as of July 1, 2010

The following table sets forth information concerning potential payments and benefits under our compensation programs and benefit plans to which the named executive officers would be entitled upon a termination of employment as of July 1, 2010, which is the first day that the named executive officers’ new employment agreements were effective.  Each of these employment agreements provides for payments and benefits to a terminating executive officer in certain circumstances or following an involuntary termination in connection with a change of control of Mediware.  Additionally if Mediware experiences a change in control, some of the named executive officers’ equity grants may terminate and the officers will instead receive a cash payment.  Except for the payments and benefits provided by the employment agreements and under the equity awards, all other payments and benefits provided to any named executive officer upon termination of his employment are the same as the payments and benefits provided to other eligible executives of Mediware.

Summary of Termination Benefits

Name	Event	Cash Severance Payment ($) (1)	Continuation of Health Insurance ($) (2)	Acceleration of Equity Awards ($)	Total ($)

T. Kelly Mann
	Involuntary termination without cause	396,000	14,737	--	410,737
	Voluntary termination for good reason	396,000	14,737	--	410,737
	Change in Control	--	--	(3)	(3)
	Involuntary termination after change of control	396,000	14,737	(3)	410,737

John Damgaard
	Involuntary termination without cause	120,375	7,369	--	127,744
	Change in Control	--	--	(3)	(3)
	Involuntary termination after change of control	120,375	7,369	(3)	127,744

Robert C. Weber
	Involuntary termination without cause	117,600	7,369	--	124,969
	Change in Control	--	--	(3)	(3)
	Involuntary termination after change of control	117,600	7,369	(3)	124,969

(1)
Cash Severance Payment is the amount of the named executive officer’s base salary that would have been paid for a specified period after the date of the named executive officer’s termination of employment if the termination had not occurred, provided that the specified period will terminate early if the officer becomes employed by a successor employer.  With respect to Messrs. Damgaard and Weber the specified period upon an involuntary termination without cause and upon an involuntary termination by a third party due to a change in control is six months.

(2)
In certain of the stated scenarios, the named executive officers are entitled to have Mediware continue to pay for their health insurance coverage for a specified period after the officer’s termination of employment.  Each specified period is of the same duration as the specified periods described in Footnote 1, and will likewise terminate early if the officer becomes employed by a successor employer.

(3)
Upon a change in control of Mediware, any unvested restricted stock held by each named executive officer shall terminate and the officer shall be paid a cash amount per share equal to two times the difference between the price per share paid by the acquiror and the fair market value of officer’s shares on the date of grant.  As a result, if the named executive officer then experiences an involuntary termination of employment after the change in control event, the officer will not hold any restricted stock on the date of termination that otherwise may have accelerated if the change of control event had not occurred.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

During the fiscal year ended June 30, 2010, based upon an examination of the public filings, all of Mediware’s officers, directors and ten percent shareholders timely filed reports on Form 3 and Form 4 except as follows: Dr. John Gorman failed to file a timely Form 4 relating to the exercise of an option.   Mark Leonard and Constellation Software, Inc. failed to timely file Forms 3 and 4 related to their ownership and purchases of shares of common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of Mediware’s common stock as of September 30, 2010 by (i) each person who is known by Mediware to beneficially own more than 5% of Mediware’s Common Stock, (ii) each of the individuals named in the “Summary Compensation Table,” (iii) each current director and the director nominees of Mediware, and (iv) all directors and executive officers as a group.

	Amount of Common Stock

	Number of Shares(1)	Percentage Ownership(1)

Wellington Management Co. (2)	553,171	6.9%
Constellation Software Inc. (3)	1,798,725	22.4%

Lawrence Auriana(4)	2,468,522	30.5%
Roger Clark(5)	38,195	*
Phil Coelho(6)	14,257	*
John Gorman(7)	82,597	1.0%
Richard Greco(8)	9,802	*
Ira Nordlicht(9)	21,197	*
Robert Sanville(10)	36,947	*
T. Kelly Mann(11)	319,733	3.9%
John Damgaard(12)	131,488	1.6%
Rob Weber(13)	109,419	1.4%
Michael Martens(14)	-	*
Robert Blay (15)	-	*
Alan Wittmer(16)	15,833	*

All directors and executive officers as a group(17)	3,247,990	37.8%

*	less than 1%

(1)
Based on the number of shares outstanding at September 30, 2010, plus, for each person or group, shares which may be acquired by the shareholder(s) upon exercise of options that are currently exercisable or become exercisable within 60 days of September 30, 2010.

(2)
The address for this entity is 75 State Street, Boston MA  02109.  Voting and investment control over the shares reportedly owned is shared with Wellington Trust Company, NA, the investment advisor of Welling Management Company, LLP.  The foregoing information is based solely upon a Schedules 13G filed on February 12, 2010.

(3)
The address for this entity is 20 Adelaide Street East, Suite 1200, Toronto, Ontario M5C 2T6.  Includes securities beneficially owned by Mark Leonard. The foregoing information is based solely upon disclosures contained in a Schedule 13D/A filed July 14, 2010

(4)
Includes options for 67,500 shares which are currently exercisable or become exercisable within 60 days after September 30, 2010. The shares of common stock owned by Mr. Auriana are held in a discretionary account at Sandgrain Securities, Inc.  Mr. Auriana retains sole voting power over all such shares but has no investment power, including the power to dispose, or to direct the disposition of, any such shares. The foregoing information is based in part upon disclosures contained in a Schedule 13D/A filed July 9, 2010, which states that Mr. Auriana is the beneficial owner of 2,468,522 shares of Company common stock.  The address for Mr. Auriana is 145 East 45th Street, 43rd Floor, New York, NY 10012.

(5)
Includes options for 25,500 shares which are currently exercisable or become exercisable within 60 days after September 30, 2010.  The address for Mr. Clark is 330 Elm Street, Unit 1, New Canaan, CT 06840.

(6)
Includes options for 8,500 shares which are currently exercisable or become exercisable within 60 days after September 30, 2010.  The address for Mr. Coelho is c/o PHS Medical Inc., 1550 12th Avenue, Sacramento, CA 95818.

(7)
Includes options for 25,500 shares which are currently exercisable or become exercisable within 60 days after September 30, 2010 As of September 30, 2010, shares owned by Dr. Gorman have been pledged as collateral for amounts advanced to Dr. Gorman through a brokerage margin account.  The address for Dr. Gorman is 145 4th Street, Del Mar, CA 92014.

(8)	The address for Mr. Greco is 488 Madison Avenue, 8th Floor, New York, NY 10022.

(9)	The address for Mr. Nordlicht is 800 Westchester Avenue, Suite S606, Rye Brook, NY 10573.

(10)
Includes options for 29,750 shares which are currently exercisable or become exercisable within 60 days after September 30, 2010.  As of September 30, 2010, shares owned by Mr. Sanville have been pledged as collateral for amounts advanced to Mr. Sanville through a brokerage margin account.  The address for Mr. Sanville is 1514 Old York Road, Abington, PA 19001.

(11)
Includes options for 50,000 shares which are currently exercisable or become exercisable within 60 days after September 30, 2010.  Additionally, includes 150,000 shares of restricted stock which will vest based upon Mr. Mann’s continued employment and achievement of certain performance requirements in fiscal 2011 thru 2013.  The address for Mr. Mann is 11711 W. 79th Street, Lenexa, KS 66214.

(12)
Includes options for 42,500 shares which are currently exercisable or become exercisable within 60 days after September 30, 2010.  Additionally, includes 45,000 shares of restricted stock which will vest based upon Mr. Damgaard’s continued employment and achievement of certain performance metrics in fiscal 2010 thru 2013.  The address for Mr. Damgaard is 1900 Spring Rd., Suite 450, Oak Brook, IL 60523.

(13)
Includes options for 55,000 shares which are currently exercisable or become exercisable within 60 days after September 30, 2010.  Additionally, includes 30,000 shares of restricted stock that will vest based upon Mr. Weber’s continued employment and achievement of certain performance metrics in fiscal 2010 thru 2013.  The address for Mr. Weber is 1900 Spring Rd., Suite 450, Oak Brook, IL 60523.

(14)	The address for Mr. Martens is 11711 W. 79th Street, Lenexa, KS 66214.

(15)	The address for Mr. Blay is 1 Aurum Court, Sylvan Way, Southfields Business Park, Basildon, Essex SS15 6TH.

(16)	Includes options for 15,833 shares which are currently exercisable or become exercisable within 60 days after September 30, 2010. The address for Mr. Wittmer is 11711 W. 79th Street, Lenexa, KS 66214.

(17)	Includes options for 345,083 shares which are currently exercisable or become exercisable within 60 days after September 30, 2010. This group is comprised of 13 persons.

PROPOSAL ONE

ELECTION OF DIRECTORS

Mediware’s Board of Directors is comprised of eight members.  The Board is divided into three classes, with one class standing for election each year for a three-year term.  Vacancies filled by the Board are subject to approval at the next annual meeting of shareholders even if the class so filled does not stand for election at the annual meeting.

At the Annual Meeting, three Class I directors are to be elected to hold office for a three-year term until the Annual Meeting following the 2013 fiscal year and until their successors have been elected and qualified.  Messrs. Auriana, Sanville, and Clark are Class I directors whose term expires this year. Messrs Sanville and Clark are currently on the Audit and Compensation Committees of the Board of Directors of Mediware.  Mr. Auriana serves on the Executive Committee. It is expected that each of the three directors will continue to serve on each Committee if each is re-elected as a director at the Annual Meeting.

The favorable vote of the holders of a plurality of the votes cast at the Annual Meeting by the holders of shares entitled to vote is required for the election of each director.  Unless otherwise directed, the proxies named in the accompanying form of proxy intend to vote FOR all of the nominees named below.  If any such nominee should not be available for election, the persons named as proxies may vote in their discretion for another nominee designated by the Board of Directors in such person’s place.

The information about the nominees and the present directors of Mediware, and their security ownership, has been furnished by them to Mediware.  There are no family relationships between any of the directors or nominees.

Certain information with respect to the three nominees is as follows:

Class I Directors
(Term Expires at the Annual Meeting Following the 2010 Fiscal Year)

Lawrence Auriana, age 66, Chairman of the Board.  Mr. Auriana has been Chairman of the Board of Mediware since 1986 and a director since 1983.  He has been a Wall Street analyst, money manager and venture capitalist for over 20 years.  He is currently a director and Portfolio Co-Manager of Federated Kaufmann Fund.  He received a B.A. degree from Fordham University, studied at New York University Graduate School of Business, and is a senior member of The New York Society of Securities Analysts.  Mr. Auriana serves on the Executive Committee. Mr. Auriana’s qualifications to serve on the Company’s Board of Directors include his understanding of Mediware and its business developed over twenty-seven years of service on the Company’s Board of Directors and his significant financial understanding developed as a Wall Street analyst, money manager and venture capitalist.

Roger Clark, age 76, has been a director since 1983.  From 1980 to 1987, he held a series of managerial positions in the computer products area with Xerox Corporation.  In 1987, he became self-employed as a micro-computer consultant and programmer.  In June 1997, he acquired a half-ownership in a recruitment advertising agency named R & J Twiddy Advertising (since re-named Talcott and Clark Recruitment Advertising, Inc.), which was based in New Canaan, Connecticut.  Mr. Clark acquired full ownership on the death of his partner in late 2002 and sold the business in July 2003.  Mr. Clark is the author of seven books on micro-computing and is currently retired.  Mr. Clark serves on the Audit Committee and the Compensation Committee.   Mr. Clark’s qualifications to serve on the Company’s Board of Directors include his understanding of Mediware and its business developed over twenty-seven years of service on the Board of Directors and his knowledge of software programming and the software industry

Robert F. Sanville, age 67, has been a director since November 2002.  Mr. Sanville has over forty-five years of experience in public accounting.  He is a principal of Sanville & Company, an accounting firm based in Abington, Pennsylvania.  Prior to forming Sanville & Company, he was a partner for seventeen years in the Philadelphia accounting firm of Livingston, Montgomery & Sheldon.  Mr. Sanville has an extensive background in providing audit, tax and management advisory services to the securities and investment company industries.  Mr. Sanville is an arbitrator for the National Association of Securities Dealers, Inc., has served as the U.S. District Court appointed trustee in actions brought by the Securities and Exchange Commission, has served as an expert witness in securities litigation before the U.S. District Court and has served the Securities Investors Protection Corporation as an accountant for the appointed legal liquidator.  Mr. Sanville received a B.S. degree from Drexel University.  He is a member of the American and Pennsylvania Institutes of Certified Public Accountants.  Mr. Sanville serves as chairman of the Audit Committee and is a member of the Compensation Committee. Mr. Sanville’s qualifications to serve on the Company’s Board of Directors include his strong accounting and financial expertise developed as an auditor of public reporting companies.

Class II Directors
(Term Expires at the Annual Meeting Following the 2011 Fiscal Year)

Philip H. Coelho, age 66, rejoined Mediware as a director in May 2008. Mr. Coelho originally joined Mediware’s Board of Directors in December 2001 where he served until July 2006.  Mr. Coelho currently is President and CEO of Synergenesis, Inc., which is a firm that develops devices and methods for the clinical use of cell therapy.  Prior to joining Synergenesis in October 2009, Mr. Coelho was the President and CEO of PHC Medical, Inc, from August 2008 through October 2009.  From August 2007 through May 2008, Mr. Coelho served as the Chief Technology Architect of ThermoGenesis Corp.  From 1989 through July 30, 2007, he was Chairman and Chief Executive Officer of ThermoGenesis Corp. Mr. Coelho served as Vice President of Research & Development of ThermoGenesis from 1986 through 1989.  Mr. Coelho has been in the senior management of high technology consumer electronic or medical device companies for over 30 years.  He was President of Castleton Inc. from 1982 to 1986, and President of ESS Inc. from 1971 to 1982. Mr. Coelho currently also serves as a member of the Board of Directors of Catalyst Pharmaceuticals Partners, Inc. and Ampio Pharmaceuticals, Inc., where he serves as the Chairman of the Compensation Committee. Both Catalyst Parmaceuticals Partners, Inc. and Ampio Pharmaceuticals, Inc. are publicly traded companies.   Mr. Coelho received a B.S. degree in thermodynamic and mechanical engineering from the University of California, Davis and has been awarded more than forty U.S. patents in the areas of cell cryopreservation, cryogenic robotics, cell selection, blood protein harvesting and surgical hemostasis.   Mr. Coelho serves as Chairman of the Compensation Committee and is a member of the Executive Committee.  Mr. Coelho’s qualifications to serve on the Company’s Board of Directors include his significant experience working with FDA regulated, technology products as well as his executive experience as the Chief Executive Officer of a publicly-traded company.

T. Kelly Mann, age 51, has been a director since September 4, 2007 when he joined Mediware as its President and Chief Executive Officer.  Mr. Mann has over 24 years of healthcare, technology and management experience.  Prior to joining Mediware, from March 2007 to September 2007, Mr. Mann served as the Senior Vice President of Marketing for 3M Corporation’s Health Information Systems, Inc.  Prior to that Mr. Mann served as the Division’s National Sales and Marketing Director from 2003 to 2007 and from 2001 to 2003, he was the Division’s Six Sigma Master Black Belt.  Mr. Mann’s qualifications to serve on the Board of Directors include his executive responsibilities and experience at the Company, as well as his twenty-four years of experience working in the healthcare technology industry.

Ira S. Nordlicht, age 61, has been a director since August 30, 2006.  Mr. Nordlicht has been a practicing attorney since 1972.  Mr. Nordlicht founded the law firm of Nordlicht & Hand in 1987 and has continued his practice at such firm to date.  Mr. Nordlicht was a partner at the law firm Holtzmann, Wise & Shepard from 1979 to 1987.  Mr. Nordlicht held a number of positions with the U.S. Senate Committee on Foreign Relations from 1975 to 1979.  From 1972 to 1975 Mr. Nordlicht was a Senior Trial Attorney at the Federal Trade Commission.  Mr. Nordlicht has served since 2000 as Chief Executive Officer, President and a director of Alfa Wassermann, Inc., a privately-held diagnostics and separations company, and is a Director of affiliated companies of Alfa Wassermann, Inc. as well as of Advanced Resources International, Inc., a privately-held oil and gas consulting company.  Mr. Nordlicht received a B.A. degree in economics from Harpur College and a J.D. from New York University School of Law.  Mr. Nordlicht serves as the chairman of the Executive Committee. Mr. Nordlicht’s qualifications to serve on the Company’s Board of Directors include significant experience working with FDA regulated, technology products as well his executive experience as the Chief Executive Officer of a company that sells products in the healthcare industry  and as legal counsel to both public and private companies.

Class III Directors
(Term Expires at the Annual Meeting Following the 2012 Fiscal Year)

John Gorman, M.D., age 79, has been a director since 2000.  Dr. Gorman, Clinical Professor of Pathology at New York University School of Medicine, retired from his position of Director of the Blood Bank at New York University Medical Center which he held from 1981 to 1999.  Dr. Gorman also served as director of the Blood Bank at Columbia Presbyterian Medical Center.  In the 1960’s Dr. Gorman and his co-workers at Columbia developed Rh Immune Globulin (RhoGAM) for the prevention of Hemolytic Disease of the Newborn for which for he was awarded the Lasker Clinical Medical Research Award in 1980.  Dr. Gorman graduated from the University of Melbourne Medical School in 1953 and completed his residency in Anatomic and Clinical Pathology at Columbia Presbyterian Medical Center in 1960.  Dr. Gorman serves on the Audit Committee. Dr. Gorman’s qualifications to serve on the Company’s Board of Directors include his knowledge and understanding of hospital laboratories and blood banks, as well as his significant understanding of the Mediware software products and how those products address the needs of clinicians.

The Honorable Richard Greco, age 41, has been a director since September 4, 2007. Mr. Greco is president of Filangieri Capital Partners in New York City, a private equity partnership seeking long-term capital appreciation by investing in high growth private enterprises in Italy and emerging markets.  Mr. Greco served as the Assistant Secretary of the Navy (Financial Management and Comptroller) from 2004 to 2006, and brings expertise and experience in corporate finance and governance.  Prior to his confirmation by the Senate, Mr. Greco was a White House Fellow from 2002 to 2003 and also served as the acting Director of Private Sector Development for Iraq at the Coalition Provisional Authority Representative’s Office.  Prior to government service, Mr. Greco was a managing director of the corporate finance advisory firm of Stern Stewart & Co. where he specialized in EVA®-based corporate governance systems, performance measurement and management, incentive compensation, corporate valuation, and financial market research.  Mr. Greco served on the Compensation and Executive Committees during fiscal 2010.  Mr. Greco no longer serves on either committee. Mr. Greco’s qualifications to serve on the Company’s Board of Directors include his significant financial, corporate governance and performance management expertise.  In addition, Mr. Greco’s participation on the board of directors of Finmeccanica SpA, a publicly traded Italian company, facilitates his communications with other Board members as well as Mediware’s executives.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected EisnerAmper LLP to serve as Mediware’s independent registered public accounting firm for the 2011 fiscal year.  EisnerAmper LLP will audit Mediware’s consolidated financial statements for the 2011 fiscal year and perform other services.  While shareholder ratification is not required by Mediware’s By-Laws or otherwise, the Board of Directors, at the direction of the Audit Committee, is submitting the selection of EisnerAmper LLP to the shareholders for ratification as part of good corporate governance practices.  If the shareholders fail to ratify the selection, the Audit Committee may, but is not required to, reconsider whether to retain EisnerAmper LLP.  Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different accounting firm as the independent registered public accounting firm for Mediware for the year ending June 30, 2011 at any time during the year if it determines that such a change would be in the best interest of Mediware and its shareholders.

The favorable vote of the holders of a majority of the shares of common stock, represented in person or by proxy at the Annual Meeting, will be required for such ratification.  A representative of EisnerAmper LLP will attend the Annual Meeting with the opportunity to make a statement if he or she desires to do so.  That representative will be available to respond to appropriate questions.

FEES PAID TO THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Fees

The aggregate fees billed by EisnerAmper LLP for professional services rendered for the audit of Mediware’s annual financial statements for the fiscal years ended June 30, 2010 and June 30, 2009, for the review of the financial statements included in Mediware’s Quarterly Reports on Form 10-Q for fiscal years 2010 and 2009 were $278,000 and $297,000, respectively.

Audit-Related Fees

EisnerAmper LLP did not provide any audit-related services, as defined by the SEC, to Mediware in either of the fiscal years ended June 30, 2010 and June 30, 2009.

Tax Fees

The aggregate fees billed by EisnerAmper LLP for professional services rendered for income tax planning and compliance was $82,000 for each of the fiscal years ended June 30, 2010 and June 30, 2009.

All Other Fees

The aggregate fees billed by EisnerAmper LLP for other professional services amounted to $5,000 for the fiscal year ended June 30, 2010 and $37,000 for the fiscal year ended June 30, 2009.

Policy on Pre-approval of Independent Registered Public Accounting Firm Services

The charter of the Audit Committee provides for the pre-approval of all auditing services and all permitted non-auditing services to be performed for Mediware by the independent registered public accounting firm, subject to the requirements of applicable law.  The procedures for pre-approving all audit and non-audit services provided by the independent registered public accounting firm include the Audit Committee reviewing audit-related services, tax services, and other services.  The Audit Committee periodically monitors the services rendered by the independent registered public accounting firm to ensure that such services are within the parameters approved by the Audit Committee.  All the services described in Tax Fees, above, were approved by the Audit Committee in accordance with its pre-approval policies and procedures.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL TWO.

AUDIT COMMITTEE REPORT

Management is responsible for Mediware’s financial reporting process, including its internal control over financial reporting, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles in the United States.  Mediware’s independent registered public accounting firm is responsible for auditing those financial statements and management’s assessment of Mediware’s internal control over financial reporting.  The Audit Committee’s responsibility is to monitor and review these processes.

The Audit Committee has reviewed and discussed with management and the independent registered public accounting firm the audited financial statements as well as management’s assessment of Mediware’s internal control over financial reporting.  The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statements on Auditing Standards Nos. 89 and 90.  In addition, the Audit Committee has received from the independent registered public accounting firm the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from Mediware and its management.  The Audit Committee has further determined that the independent registered public accounting firm has not provided non-audit services to Mediware, except for limited tax and acquisition services.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in Mediware’s Annual Report on Form 10-K for the year ended June 30, 2010, filed with the SEC.

Audit Committee
Robert F. Sanville, Chairman
Roger Clark
John Gorman

SHAREHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

Proposals of shareholders intended to be presented at the next Annual Meeting of Shareholders of Mediware must be received by Robert C. Weber, Secretary, Mediware Information Systems, Inc., 11711 West 79th Street, Lenexa, KS 66214, no later than June 24, 2011, and must satisfy the conditions established by the SEC for shareholder proposals to be included in the proxy statement relating to such meeting.  A shareholder may also present a proposal directly to Mediware’s shareholders at the next Annual Meeting of Shareholders.  However, if Mediware does not receive notice of the shareholder proposal prior to the close of business on September 7, 2011, SEC rules permit management to vote proxies in their discretion on the proposed matter.

In order for a shareholder to nominate a candidate for election as a director or to propose other business at the next Annual Meeting of Shareholders of Mediware, notice must be given in accordance with the By-Laws of the Company to the Secretary of the Company between July 5, 2011 and August 4, 2011. The fact that the Company may not insist upon compliance with the requirements contained in its By-Laws should not be construed as a waiver by the Company of its right to do so at any time in the future.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDERS MEETING TO BE HELD ON DECEMBER 2, 2010

The SEC has adopted e-proxy rules that require companies to post their proxy materials on the internet and permit them to provide only a Notice of Internet Availability of Proxy Materials to shareholders. For this Proxy Statement, we have chosen to follow the SEC’s “full set” delivery option, and therefore, although we are posting a full set of our proxy materials (this Proxy Statement, Proxy Card, and Mediware’s Annual Report on Form 10-K for the fiscal year ended June 30, 2010) online, we are also mailing a full set of our proxy materials to our shareholders by mail. This Proxy Statement for the Annual Meeting of Shareholders, Proxy Card and Mediware’s Annual Report on Form 10-K for the fiscal year ended June 30, 2010, are available at Mediware’s website http://www.mediware.com. We are mailing a full set of our printed proxy materials on or about October 22, 2010 to shareholders of record. On this date, all shareholders of record and beneficial owners will have the ability to access all of the proxy materials on the website referred to above. These proxy materials will be available free of charge.

MISCELLANEOUS

Officers and regular employees of Mediware, without extra compensation, may solicit the return of proxies by mail, telephone, telegram and personal interview.  Also, the Board of Directors may arrange for a proxy soliciting firm to solicit proxies at a cost estimated not to exceed $5,000 plus reasonable expenses.  Certain holders of record such as brokers, custodians and nominees are being requested to distribute proxy materials to beneficial owners and to obtain such beneficial owners’ instructions concerning the voting of proxies.

The cost of solicitation of proxies (including the cost of reimbursing banks, brokerage houses, and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy soliciting material to beneficial owners) will be paid by Mediware.

Mediware’s Annual Report on Form 10-K for the fiscal year ended June 30, 2010 is enclosed.  Mediware will furnish any exhibit to the Annual Report on Form 10-K upon written request of a shareholder.  Requests for these materials or for directions to be able to attend the Annual Meeting in person should be directed to Robert C. Weber, Secretary, Mediware Information Systems, Inc., 11711 West 79th Street, Lenexa, KS 66214.  The exhibits are also available free of charge on Mediware’s website http://www.mediware.com.

TRANSACTION OF OTHER BUSINESS

The Board of Directors of Mediware knows of no business that will be presented for consideration at the Annual Meeting other than as described in this Proxy Statement.  If any other matters are properly brought before the Annual Meeting or any adjournment or postponement thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ Lawrence Auriana
Lawrence Auriana
Chairman of the Board of Directors
October 22, 2010

MEDIWARE INFORMATION SYSTEMS, INC.
11711 West 79th Street, Lenexa, KS 66214
(913) 307-1000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON DECEMBER 2, 2010

TO THE SHAREHOLDERS OF MEDIWARE INFORMATION SYSTEMS, INC.:

Notice is hereby given that the Annual Meeting (the “Annual Meeting”) of the Shareholders of Mediware Information Systems, Inc. (“Mediware”) will be held on December 2, 2010, at 111 East 48th Street, New York, NY 10017 (InterContinental New York Barclay Hotel), 10:00 A.M., New York City time and at any adjournments or postponements thereof, for the following purposes:

The undersigned appoints each of Robert C. Weber and T. Kelly Mann (with full power to act without the other and each with full power to appoint his or her substitute) as the undersigned’s Proxies to vote all shares of common stock, par value $.10, of the undersigned in Mediware Information Systems, Inc., a New York corporation, which the undersigned would be entitled to vote at the Annual Meeting.

The enclosed proxy is solicited by the Board of Directors of Mediware.  Further information regarding the matters to be acted upon at the Annual Meeting is contained in the enclosed Proxy Statement.

(Continued and to be signed on reverse side.)

Annual Meeting of Shareholders
MEDIWARE INFORMATION SYSTEMS, INC.
December 2, 2010

Please mark your vote as shown in example using dark ink only.

1.	To elect three Class I directors to hold office for a three-year term:

Nominees:

  Lawrence Auriana
  Roger Clark
  Robert Sanville

FOR all nominees (except as indicated to the contrary below) ______

WITHHOLD AUTHORITY to vote for all nominees ______

(To withhold authority to vote for any individual nominee or nominees and vote for the other nominees, write the nominee’s or nominees’ name(s) in the space provided below.)
_____________________________________

2.	To consider and vote upon the ratification of the appointment of EisnerAmper LLP as the independent registered public accounting firm of Mediware for the fiscal year ended June 30, 2011:

FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

The Board of Directors has fixed the close of business on October 15, 2010 as the record date for the Annual Meeting.  Only holders of the common stock of record at that time are entitled to notice of and to vote at the Annual Meeting or any postponement or adjournment thereof.

This proxy, when properly executed, will be voted as directed by the shareholder.  If no direction is given, when the duly executed proxy is returned, the shares represented by this proxy will be voted FOR all nominees in Item 1 and FOR Item 2.  The proxies are authorized to vote in their discretion upon such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof including, without limitation, matters that Mediware did not have notice within a reasonable time before the mailing of the attached Proxy Statement.

MANAGEMENT HOPES THAT YOU WILL ATTEND THE ANNUAL MEETING IN PERSON.  IN ANY EVENT, PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY IN THE RETURN POSTAGE-PAID ENVELOPE TO ASSURE THAT YOU ARE REPRESENTED AT THE ANNUAL MEETING.  SHAREHOLDERS WHO ATTEND THE ANNUAL MEETING IN PERSON MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE RETURNED THE PROXY.

Signature(s):	Dated:

NOTE: Please sign exactly as name(s) appear(s) above.  If joint account, all joint owners should sign.  When signing as attorney, trustee, administrator, executor, etc., state full title.